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                                                                     EXHIBIT 3.2

                             ARTICLES OF AMENDMENT
                          TO THE AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                    BIRNER DENTAL MANAGEMENT SERVICES, INC.


     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

     FIRST: The following amendment to the Amended and Restated Articles of Incorporation was adopted by unanimous written consent of the Board of Directors on August 1, 1997, and by the shareholders at a special meeting held on September 4, 1997. The number of votes cast for the amendment to the Amended and Restated Articles of Incorporation by each voting group was sufficient for approval by such voting group:

     ARTICLE II. Section 2.3 is hereby deleted in its entirety and substituted with the following therefor:

         "2.3 QUORUM AND VOTING REQUIREMENTS FOR SHAREHOLDERS' MEETINGS.
              ---------------------------------------------------------

     (a)  Quorum.  A majority of the votes entitled to be cast on a matter by a
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     voting group shall constitute a quorum of that voting group for action on that matter at any meeting of shareholders. (When used in these Amended and Restated Articles of Incorporation, the term "voting group" or "voting groups" shall have the meaning assigned by the Act.)

     (b)  Voting.  Except as is otherwise required by the Act or these Amended
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     and Restated Articles of Incorporation, action by a voting group on a matter other than the election of directors is approved if a quorum exists and if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action; provided, however, that with respect to amendments of this Article II. Section 2.3(b), Article IV. Section 4.2 and Article VIII of these Amended and Restated Articles of Incorporation, the approval by eighty percent (80%) of the votes of each voting group entitled to vote on such matter shall be required.

     SECOND: The following amendment to the Amended and Restated Articles of Incorporation was adopted by unanimous written consent of the Board of Directors on August 1, 1997, and by the shareholders at a special meeting held on September 4, 1997. The number of votes cast for the amendment to the

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Amended and Restated Articles of Incorporation by each voting group was sufficient for approval by such voting group:

     ARTICLE IV. is hereby deleted in its entirety and substituted with the following therefor:

                                  "ARTICLE IV.

                               BOARD OF DIRECTORS
                               ------------------

       4.1   POWERS.  The corporate powers shall be exercised by or under the
             ------
     authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors.

       4.2   NUMBER AND TERMS.  The terms of the directors shall be staggered in
             ----------------
     accordance with the following provisions: The total number of directors shall be divided into three groups, with each group containing one-third of the total, as near as may be. The terms of directors in the first group shall expire at the first annual shareholders' meeting after their election, the terms of directors in the second group shall expire at the second annual shareholders' meeting after their election, and the terms of directors in the third group shall expire at the third annual shareholders' meeting after their election. Upon the expiration of the initial staggered terms, directors shall be elected for terms of three years to succeed those whose terms expire.

       The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The directors, other than those who may be elected by the holders of any series of undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I director of the Corporation shall be James Ciccarelli; the initial Class II director of the Corporation shall be Dennis Genty; and the initial Class III directors of the Corporation shall be Fred Birner and Mark Birner. The initial Class I director shall serve for a term expiring at the annual meeting of stockholders to be held in 1998, the initial Class II director shall serve for a term expiring at the annual meeting of stockholders to be held in 1999, and the initial Class III directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and entitled to vote in the election of directors and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors elected to

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     each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

       4.3  VACANCIES.  Any and all vacancies in the Board of Directors, however
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     occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. When the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

       4.4. REMOVAL. Subject to the rights, if any, of any series of
            -------
     undesignated Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only for cause. At least 30 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. For purposes of these Amended and Restated Articles of Incorporation, "cause," with respect to the removal of any director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation."

     THIRD: The following amendment to the Amended and Restated Articles of Incorporation was adopted by unanimous written consent of the Board of Directors on August 1, 1997, and by the shareholders at a special meeting held on September 4, 1997. The number of votes cast for the amendment to the Articles of Incorporation by each voting group was sufficient for approval by such voting group:

     ARTICLE VIII. is hereby added as follows:

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                                 "ARTICLE VIII.


                     AMENDMENT OF ARTICLES OF INCORPORATION
                     --------------------------------------

            The Corporation reserves the right to amend or repeal these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by statute and these Amended and Restated Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of these Amended and Restated Articles of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 7-110-103 of the Act, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by these Amended and Restated Articles of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of these Amended and Restated Articles of Incorporation; provided, however, that the affirmative vote of not less than eighty percent (80%) of the total votes entitled to be cast by holders of voting stock, voting together as a single class, shall be required to amend or repeal Article II. Section 2.3(b), Article IV. Section 4.2 and this Article VIII of these Amended and Restated Articles of Incorporation."

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            IN WITNESS WHEREOF, the undersigned has executed these Articles of
Amendment this_____ day of____________,1997.

                                 BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation


                                 By:___________________________________
                                    Name:  Dennis Genty
                                    Title: Chief Financial Officer, Treasurer
                                           and Secretary

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